UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

DTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road

Calabasas, CA

(Address of principal executive offices, with zip code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of matters to a Vote of Security Holders

The following matters were voted upon and were approved at the Annual Meeting of Stockholders of DTS, Inc., held on June 4, 2010, as set forth below.

The stockholders elected three Class I directors to hold office until the 2013 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier death, resignation or removal, by the following votes:

	Number of Shares
Name of Directors Elected	For	Withheld	Broker Non-Votes
Craig S. Andrews	15,683,045	856,959	250,541

L. Gregory Ballard	15,656,810	883,194	250,541

Bradford D. Duea	16,490,871	49,133	250,541

The following individuals are continuing directors with terms expiring upon the 2011 Annual Meeting of Stockholders:  Joerg D. Agin and C. Ann Busby.

The following individuals are continuing directors with terms expiring upon the 2012 Annual Meeting of Stockholders:  Jon E. Kirchner, V. Sue Molina and Ronald N. Stone.

The stockholders ratified Grant Thornton LLP as the independent registered public accounting firm of DTS, Inc. for the 2010 fiscal year by the following vote:

Number of Shares
For	Against	Abstain
16,785,065	3,538	1,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: June 9, 2010	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer
(principal financial and accounting officer)